UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2021

BERGIO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-150029	27-1338257
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12 Daniel Road

East Fairfield, NJ 07004

(Address of principal executive offices) (Zip Code)

(973) 227-3230

Registrant’s telephone number, including area code:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Acquisition Agreement

On February 10, 2021, Bergio International, Inc. (the “Company” or “BRGO”) entered into an Acquisition Agreement with Digital Age Business, Inc., a Florida corporation, (“Digital Age”), pursuant to which the shareholders of Digital Age (the “Selling Shareholders”) agreed to sell all of the assets (the “Acquired Assets”) and liabilities (“Assumed Liabilities”) of its Aphrodite’s business to a recently formed wholly-owned subsidiary of the Company known as Aphrodite’s Marketing, Inc., a Wyoming corporation (the “Acquisition Sub”) in exchange for newly created Series B Preferred Stock of the Company, which collectively, shall be convertible at Shareholders’ option, at any time, in whole or in part, into that number of shares of common stock of BRGO which shall equal Thirty Percent (30%) of the total issued and outstanding common stock of BRGO (as determined at the earlier of (i) the date of conversion of the Series B Preferred Stock; and (ii) eighteen (18) months following the Closing).

As additional consideration for the purchase of the Acquired Assets, BRGO has also agreed to transfer to the Selling Shareholders 49,000 of the 100,000 authorized shares of the Acquisition Sub, such that upon the Closing Date, 51% of the Acquisition Sub shall be owned by BRGO, and 49% of the Acquisition Sub shall be owned by the Selling Shareholders.

Under the terms of the Acquisition Agreement, the Acquisition Sub is expected to meet the adjusted financial projections as set forth on Schedule “D” to the Acquisition Agreement, in order to earn additional Series B Preferred shares, which if earned, shall entitle the Selling Shareholders to earn up to an additional 19% (the “Additional Shares”) of Series B Preferred Stock, which, including the 30% of Series B Preferred Stock issued at Closing, shall together convert up to a maximum of 49% of BRGO’s then-issued and outstanding shares of Common Stock, with the Additional Shares being subject to a two-year vesting period from the date of issuance, based upon additional revenues of Acquisition Sub, as set forth on Schedule “E” to the Acquisition Agreement.

In addition, the Acquisition Agreement requires that upon Closing, Jonathan Foltz, the President and CEO of Digital Age, and certain other key employees of Acquisition Sub shall receive employment agreements from Acquisition Sub with respect to their continued employment (the “Employment Agreements”) (which will allow such key employees to participate in any employee stock ownership plan (“ESOP”) as offered to other BRGO subsidiary employees from time to time) to make certain that current personnel operating the business of Aphrodites.com shall remain in place for all departments of the business of Aphrodite’s post-Closing of the Acquisition.

As further consideration for the Acquisition, under Section 2.2.1 of the Acquisition Agreement, BRGO has agreed to provide Acquisition Sub with certain financing, as follows (a) upon the signing of the Letter of Intent that preceded this Acquisition Agreement, BRGO provided loans to Jonathan Foltz for the benefit of Aphrodites.com in the amounts of $50,000 on January 22, 2021, $35,000 on January 27, 2021, and $50,000 on February 5, 2021, which were used to pay some of the most pressing of Aphrodite’s Liabilities of as evidenced by the three promissory notes set forth on Schedule “H” therein (b) and upon the signing of this Acquisition Agreement, BRGO or its investors will provide equity financing of $615,000 for the benefit of Acquisition Sub, (for which BRGO shall enter into a certain Securities Purchase Agreement, Convertible Promissory Note, Warrant, Guaranty, Security Agreement and Registration Rights Agreement (together, the “BRGO Transaction Documents”), (the “Initial Financing”) which will be used to pay for (i) partial extinguishing the Assumed Liabilities set forth in Schedule “B” thereto, and (ii) expenses in connection with the Acquisition and the Audit of Acquisition Sub;  (c) and following the Closing of the Acquisition, BRGO will facilitate a second equity financing for the benefit of the Acquisition Sub in the amount of an additional $750,000, which shall take place following the effective date of BRGO’s new S-1 Registration Statement (the “Second Financing”), and such funds shall be utilized, in part, to pay for (i) extinguishing the Assumed Liabilities set forth in Schedule “B” thereto, and (ii) the expenses incurred in connection with the Acquisition and the Audit of Acquisition Sub and (d)

following the Closing, BRGO will raise an additional $3,500,000, the proceeds of which will be used for the Acquisition Sub, by the sale of shares of common stock of BRGO, pursuant to an S-1 Registration Statement (the “Additional Financing”). It is anticipated that the Additional Financing will be consummated in tranches over the twelve (12) months following the Closing; provided that the first tranche of the Additional Financing will be at least $750,000, and will be provided to the Acquisition Sub within 60 days after BRGO’s new S-1 Registration Statement is declared effective by the SEC. As noted on Schedule D and Schedule E to the Acquisition Agreement, the foregoing financing, (including the loans shown on Schedule H, the Initial Financing, the Second Financing and the Additional Financing) totals $5,000,000, and any financing provided to Acquisition Sub, which exceeds the $5,000,000 total detailed in this Section 2.2.1, shall be added to the Gross Revenue benchmarks set forth on Schedule D and Schedule E to the Acquisition Agreement.

Section 2.2.2 of the Acquisition Agreement further provides that, at the Closing of the Acquisition, Southridge (or its affiliates as directed by Southridge) shall receive shares of BRGO’s newly created Series C Preferred Stock which, collectively, shall be convertible into that number of shares of common stock of the Company which shall equal five percent (5%) of the total issued and outstanding shares of BRGO Common Stock (as determined at the earlier of: (i) the date of conversion of the Series C Preferred Stock; and (ii) eighteen (18) months following the Closing).  The proposed Certificate of Designation for the Series C Preferred share is set forth on Schedule “G” to the Acquisition Agreement.

Amendment to the Acquisition Agreement

On February 11, 2021, the Company, Digital Age, Acquisition Sub, and the Selling Shareholders entered into the First Amendment to the February 10, 2021 Acquisition Agreement (the “Amendment”) for the purpose of allocating the Series B Preferred Stock to the Selling Shareholders without fractional shares, which resulted in changing the Certificate of Designation for the Series B Preferred Stock to reflect a total of 4,900 authorized shares of Series B Preferred Stock, and for the purpose of reflecting a total of 3,000 shares of Series B Preferred Stock to be issued to the Selling Shareholders upon Closing, (and the opportunity for the Selling Shareholders to earn up to an additional 1,900 shares of Series B Preferred Stock upon reaching certain gross revenue benchmarks); and the new Certificate of Designation for the Series B Preferred Stock of BRGO was attached to the Amendment as “Schedule Amendment-C”, and shows in Section 1 thereof the increase in authorized shares from 49 to 4,900, and in Section 5 thereof, the conversion language changed accordingly so that the holders thereof shall have, in the aggregate, the same conversion rights as previously stated in the Acquisition Agreement.  Other than as expressly set forth in the Amendment, all other terms and conditions of the Acquisition Agreement were unchanged, and remain in full force and effect.

The Closing of the Acquisition is subject to the entry of Acquisition Sub into the Employment Agreements with Jonathan Foltz and other key employees, the Company’s raising certain financing for the benefit of the Acquisition Sub, as referenced in Section 2.2.1 of the Acquisition Agreement, and to increasing the Company’s authorized shares of Common Stock, the creation and issuance of the Company’s Series B and Series C Preferred Stock, and the transfer of 49,000 shares of the Acquisition Sub’s Common Stock from BRGO to the Selling Shareholders, all of which will be described in more detail in a Schedule 14 which the Company expects to file with the SEC in the next few days.

The foregoing descriptions of the Acquisition Agreement and Amendment herein are qualified by the terms of the full text of the respective agreements attached hereto as Exhibits 10.1 and 10.2, and the terms thereof are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Acquisition Agreement with Digital Age Business, Inc. dated February 10, 2021

10.2	Amendment to the Acquisition Agreement dated February 11, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERGIO INTERNATIONAL, INC.

Date: February 16, 2021	By:	/s/ Berge Abajian
Name: Berge Abajian
Title: Chief Executive Officer